                               CUSTODIAN AGREEMENT

     This  Agreement  is made  effective  the * day of *, 200*,  by and  between
*[NAME OF FUND] a *[business trust/corporation] organized and existing under the laws of  *[jurisdiction]  ("Fund"),  and STATE STREET BANK and TRUST COMPANY,  a
Massachusetts trust company ("State Street"),

                                   WITNESSETH:

     WHEREAS,  Fund is authorized to issue shares in separate series,  with each such series  representing  interests in a separate  portfolio of securities  and other assets; and

     WHEREAS,  Fund intends that this  Agreement  be  applicable  to each of its series  existing on the date HEREOF (such series  together with all other series subsequently  established  by  Fund  and  made  subject  to  this  Agreement  in accordance with Section 14.2, are referred to herein as the "Portfolio(s)");

     NOW  THEREFORE,  in  consideration  of the mutual  covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1 APPOINTMENT OF STATE STREET AS CUSTODIAN.  Fund hereby  appoints State
Street as the custodian of the assets of the  Portfolios,  including  securities that Fund, on behalf of the applicable  Portfolio,  desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States  ("foreign  securities").  Fund, on behalf of the
Portfolio(s),  agrees to deliver to State Street all  securities and cash of the
Portfolios,  and all  payments  of  income,  payments  of  principal  or capital distributions  received  by it  with  respect  to all  securities  owned  by the
Portfolio(s)  from time to time, and the cash  consideration  received by it for such  new or  treasury  shares  of  beneficial  interest  of  Fund  representing interests  in the  Portfolios  ("Shares")  as may be issued or sold from time to time. State Street shall not be responsible for any property held or received by
Fund or a Portfolio and not delivered to State Street.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), State Street shall on behalf of the applicable Portfolio(s) from time to time appoint one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Trustees or Directors of Fund (the "Board") on behalf of the applicable Portfolio(s). State Street may appoint as sub-custodian for Fund's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. State Street shall have no more or less responsibility or liability to Fund on account of any actions or omissions of any sub-custodian so appointed than any such sub-custodian has to
State Street.

SECTION 2 DUTIES WITH RESPECT TO PROPERTY HELD IN THE UNITED STATES

     SECTION 2.1 HOLDING  SECURITIES.  State  Street  shall hold and  physically segregate for the account of each Portfolio all non-cash  property to be held by it in the United States, including all domestic securities other than securities which are maintained  pursuant to Section 2.8 in a clearing agency which acts as a  securities  depository  or in a  book-entry  system  authorized  by the  U.S.
Department of the Treasury (each, a "U.S. Securities System").

     SECTION 2.2 DELIVERY OF SECURITIES.  State Street shall release and deliver domestic  securities held by State Street or in a U.S. Securities System account of State Street ("U.S.  Securities  System Account") only upon receipt of Proper
Instructions  on behalf of the  applicable  Portfolio,  which may be  continuing instructions when deemed  appropriate by the parties,  and only in the following cases:

     1)   Upon sale of such  securities  for the  account of the  Portfolio  and receipt of payment therefor;

     2)   Upon  the  receipt  of  payment  in  connection  with  any  repurchase agreement  related  to such  securities  entered  into by the  Fund on behalf of the Portfolio;

     3)   In the case of a sale effected through a U.S.  Securities  System,  in accordance with the provisions of Section 2.8 hereof;

     4)   To the  depository  agent in  connection  with tender or other similar offers for securities of the Portfolio;

     5)   To the issuer  thereof or its agent when such  securities  are called, redeemed,  retired or otherwise become payable;  provided that, in any such case, the cash or other consideration is to be delivered to State
          Street;

     6)   To the issuer  thereof or its agent for transfer  into the name of the
          Portfolio or into the name of any  nominee(s)  of State Street or into the name or nominee  name of any agent  appointed  pursuant to Section
          2.7 or of any  sub-custodian  appointed  pursuant to Section 1; or for exchange  for a  different  number  of  bonds,  certificates  or other evidence  representing  the same  aggregate  face  amount or number of units;  provided  that, in any such case, the new securities are to be delivered to State Street;

     7)   Upon the sale of such securities for the account of the Portfolio,  to the broker or its clearing agent,  against a receipt,  for examination in accordance with "street delivery" custom; provided that in any such case, State Street shall have no  responsibility  or liability for any loss arising from the delivery of such  securities  prior to receiving payment for such  securities  except as may arise from State  Street's own negligence or willful misconduct;

     8)   For exchange or conversion pursuant to any corporate action, including without  limitation,  any calls  for  redemption,  tender or  exchange offers,  declarations,  record and  payment  dates and  amounts of any dividends or income, plan of merger, consolidation,  recapitalization, reorganization,  readjustment,  split-up  of  shares,  changes  of par value,  or conversion  ("Corporate  Action") of the  securities of the issuer of such  securities,  or pursuant to provisions  for conversion contained in such  securities,  or pursuant to any deposit  agreement;
          provided  that, in any such case, the new securities and cash, if any, are to be delivered to State Street;

     9)   In the case of warrants,  rights or similar securities,  the surrender thereof in the exercise of such warrants, rights or similar securities or the  surrender  of interim  receipts or  temporary  securities  for definitive  securities;  provided  that,  in any  such  case,  the new securities and cash, if any, are to be delivered to State Street;

     10)  For delivery in connection  with any loans of  securities  made by the
          Portfolio,  but only against receipt of adequate  collateral as agreed upon  from  time to time by State  Street  and Fund on  behalf  of the
          Portfolio,  which may be in the form of cash or obligations  issued by the United  States  government,  its  agencies  or  instrumentalities, except that in connection with any loans for which collateral is to be credited to the U.S. Securities System Account,  State Street will not be held liable or responsible for the delivery of securities  owned by the Portfolio prior to the receipt of such collateral;

     11)  For delivery as security in  connection  with any borrowing by Fund on behalf  of the  Portfolio  requiring  a pledge of assets by Fund , but only against receipt of amounts borrowed;

     12)  For delivery in accordance  with the provisions of any agreement among
          Fund on behalf of the  Portfolio,  State  Street  and a  broker-dealer registered  under the  Securities  Exchange Act of 1934 (the "Exchange
          Act") and a member of The National  Association of Securities Dealers,
          Inc.  ("NASD"),  relating to compliance  with the rules of The Options
          Clearing   Corporation  and  of  any  registered  national  securities exchange,  or of any similar organization or organizations,  regarding escrow or other  arrangements in connection  with  transactions by the
          Portfolio;

     13)  For delivery in accordance  with the provisions of any agreement among
          Fund  on  behalf  of  the  Portfolio,  State  Street,  and  a  futures commission  merchant  registered  under the  Commodity  Exchange  Act, relating to compliance with the rules of the Commodity Futures Trading
          Commission  ("CFTC")  and/or  any  contract  market,  or  any  similar
          organization  or   organizations,   regarding   account   deposits  in
          connection with transactions by the Portfolio;

     14)  Upon receipt of  instructions  from the  transfer  agent for Fund (the
          "Transfer  Agent")  for  delivery  to such  Transfer  Agent  or to the holders of Shares in connection with  distributions in kind, as may be described from time to time in the currently effective  prospectus and statement of  additional  information  related to the  Portfolio  (the
          "Prospectus"),  in  satisfaction  of requests by holders of Shares for repurchase or redemption; and

     15)  For any other purpose, but only upon receipt of Proper Instructions on behalf of the  applicable  Portfolio  specifying  the securities to be delivered  and naming the person or persons to whom  delivery  of such securities shall be made.

     SECTION 2.3  REGISTRATION OF SECURITIES.  Domestic  securities  (other than bearer  securities)  shall be  registered in the name of the Portfolio or in the name of any nominee of Fund on behalf of the  Portfolio or of State Street which nominee  shall  be  assigned  exclusively  to the  Portfolio,  unless  Fund  has authorized  in writing  the  appointment  of a nominee to be used in common with other registered  investment companies having the same investment advisor as the
Portfolio,  or in the name or nominee  name of any agent  appointed  pursuant to
Section  2.7 or in the  name  or  nominee  name of any  sub-custodian  appointed pursuant to Section 1. All  securities  accepted by State Street under the terms hereof shall be in "street name" or other good delivery form. If, however,  Fund directs State Street to maintain securities in "street name", State Street shall utilize  its  best  efforts  only to  timely  collect  income  due  Fund on such securities and to notify Fund of relevant  information  regarding the securities such as maturities and pendency of calls and Corporate Actions.

     SECTION 2.4 BANK ACCOUNTS.  State Street shall open and maintain a separate bank  account or  accounts in the United  States in the name of each  Portfolio, subject only to draft or order by State Street acting pursuant hereto, and shall hold in such account or accounts,  subject to the  provisions  hereof,  all cash received  by it  from or for the  account  of the  Portfolio,  other  than  cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment  Company Act of 1940, as amended (the "1940
Act").  Funds held by State Street for a Portfolio may be deposited by it to its credit as custodian in the banking  department  of State Street or in such other banks  or  trust  companies  as it may  in  its  discretion  deem  necessary  or desirable;  provided,  however,  that every such bank or trust  company shall be qualified  to act as a  custodian  under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each  applicable  Portfolio be approved by vote of a majority of the Board.  Such funds shall be  deposited by State Street in its capacity as custodian and shall be withdrawable by State Street only in that capacity.

     SECTION 2.5 COLLECTION OF INCOME. Subject to the provisions of Section 2.3,
State Street shall collect on a timely basis all income and other  payments with respect to  registered  domestic  securities  to which each  Portfolio  shall be entitled  either by law or pursuant to custom in the  securities  business,  and shall  collect on a timely basis all income and other  payments  with respect to bearer  domestic  securities  if, on the date of  payment  by the  issuer,  such securities  are held by State Street or its agent  thereof and shall credit such income,  as  collected,  to  such  Portfolio's  account.  Without  limiting  the generality of the  foregoing,  State Street shall detach and present for payment all coupons  and other  income  items  requiring  presentation  as and when they become due and shall collect  interest when due on  securities  held  hereunder.
Income due each  Portfolio on securities  loaned  pursuant to the  provisions of
Section 2.2 (10) shall be the  responsibility of Fund. State Street will have no duty or responsibility in connection therewith,  other than to provide Fund with such information or data as may be necessary to assist Fund in arranging for the timely delivery to State Street of the income to which the Portfolio is properly entitled.

     SECTION 2.6 PAYMENT OF FUND MONIES.  Upon receipt of Proper Instructions on behalf of the applicable  Portfolio,  which may be continuing  instructions when deemed  appropriate  by the  parties,  State  Street  shall pay out  monies of a
Portfolio in the following cases only:

     1)   Upon the purchase of domestic securities,  options,  futures contracts or options on futures  contracts  for the account of the Portfolio but only (a) against the delivery of such  securities or evidence of title to such options,  futures contracts or options on futures contracts to
          State  Street  (or any  bank,  banking  firm or  trust  company  doing business in the United  States or abroad which is qualified  under the
          1940 Act to act as a custodian and has been designated by State Street as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of State Street referred to in Section 2.3 hereof or in proper form for  transfer;  (b) in the case of a purchase effected  through a U.S.  Securities  System,  in accordance  with the conditions  set  forth  in  Section  2.8  hereof;  (c) in the  case of repurchase  agreements  entered  into  between  Fund on  behalf of the
          Portfolio and State Street, or another bank, or a broker-dealer  which is a member of NASD, (i) against delivery of the securities  either in certificate  form or through an entry crediting State Street's account at the  Federal  Reserve  Bank with such  securities  or (ii)  against delivery  of the  receipt  evidencing  purchase  by the  Portfolio  of securities  owned by State Street  along with written  evidence of the agreement  by State  Street to  repurchase  such  securities  from the
          Portfolio;  or (d) for transfer to a time  deposit  account of Fund in any bank,  whether domestic or foreign;  such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions ;

     2)   In  connection  with  conversion,  exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3)   For the  redemption  or  repurchase  of Shares  issued as set forth in
          Section 5 hereof;

     4)   For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees,  and  operating  expenses of Fund  whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5)   For the payment of any  dividends on Shares  declared  pursuant to the
          Declaration  of  Trust,  Articles  of  Incorporation,  Bylaws or other governing documents of Fund (collectively, the "governing documents");

     6)   For  payment  of the  amount  of  dividends  received  in  respect  of securities sold short; and

     7)   For any other purpose, but only upon receipt of Proper Instructions on behalf of the  Portfolio  specifying  the amount of such  payment  and naming the person or persons to whom such payment is to be made.

     SECTION 2.7 APPOINTMENT OF AGENTS. State Street may at any time or times in its  discretion  appoint  (and may at any time  remove)  any other bank or trust company which is itself  qualified under the 1940 Act to act as a custodian,  as its agent to carry out such of the  provisions of this Section 2 as State Street may from time to time direct;  provided,  however,  that the  appointment of any agent shall not relieve  State  Street of its  responsibilities  or  liabilities hereunder.

     SECTION 2.8 DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. State Street
may  deposit  and/or  maintain  securities  owned  by a  Portfolio  in the  U.S.
Securities System Account subject to the following provisions:

     1)   Such  Account  shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

     2)   The  records  of State  Street  shall  identify  by  book-entry  those securities belonging to the Portfolio;

     3)   State Street shall pay for securities purchased for the account of the
          Portfolio upon (a) receipt of advice from the U.S.  Securities  System that such  securities  have been  transferred  to the U.S.  Securities
          System Account, and (b) the making of an entry on the records of State
          Street to reflect  such  payment and  transfer  for the account of the
          Portfolio.

     4)   State Street  shall  transfer  securities  sold for the account of the
          Portfolio upon (a) receipt of advice from the U.S.  Securities  System that  payment for such  securities  has been  transferred  to the U.S.
          Securities  System  Account,  and (b) the  making  of an  entry on the records of State Street to reflect  such  transfer and payment for the account of the Portfolio.

     5)   Copies of all advices from the U.S.  Securities System of transfers of securities  for  the  account  of the  Portfolio  shall  identify  the
          Portfolio,  be  maintained  for the  Portfolio  by State Street and be provided to Fund at its  request.  Upon  request,  State  Street shall furnish Fund on behalf of the Portfolio  confirmation of each transfer to or from the  account  of the  Portfolio  in the  form of a  written advice or notice and shall  furnish to Fund on behalf of the Portfolio copies of daily transaction  sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio.  State
          Street shall provide Fund with any report  obtained by State Street on the U.S. Securities  System's  accounting system,  internal accounting control and procedures for  safeguarding  securities  deposited in the
          U.S. Securities System;

     6)   Anything to the contrary herein notwithstanding, State Street shall be liable to Fund for the benefit of the Portfolio for any loss or damage to the Portfolio  resulting from use of the U.S.  Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or of any of its or their  employees or from failure of State Street or any such agent to enforce  effectively  such rights as it may have against the U.S.  Securities System; at the election of
          Fund,  it shall be  entitled to be  subrogated  to the rights of State
          Street with respect to any claim against the U.S. Securities System or any other person which State Street may have as a  consequence  of any such loss or damage if and to the extent  that the  Portfolio  has not been made whole for any such loss or damage.

     SECTION 2.9 SEGREGATED  ACCOUNT.  State Street shall upon receipt of Proper
Instructions  on behalf of each  applicable  Portfolio  establish and maintain a segregated  account or accounts for and on behalf of each such  Portfolio,  into which account or accounts may be transferred cash and/or  securities,  including securities  maintained in the U.S. Securities System Account;  (1) in accordance with the  provisions  of any  agreement  among Fund on behalf of the  Portfolio,
State Street and a broker-dealer  registered under the Exchange Act and a member of the NASD (or any futures commission  merchant  registered under the Commodity
Exchange  Act),  relating to compliance  with the rules of The Options  Clearing
Corporation and of any registered  national  securities exchange (or the CFTC or
any  registered   contract   market),   or  of  any  similar   organization   or
organizations,  regarding  escrow  or  other  arrangements  in  connection  with transactions  by  the  Portfolio,  (2)  for  purposes  of  segregating  cash  or government  securities in connection with options purchased,  sold or written by the Portfolio or commodity  futures  contracts or options  thereon  purchased or sold by the Portfolio,  (3) for the purposes of compliance by the Portfolio with the  procedures  required by Investment  Company Act Release No.  10666,  or any
subsequent release of the U.S.  Securities and Exchange  Commission (the "SEC"),
or  interpretative  opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (4) for any other purpose  upon  receipt  of  Proper  Instructions  on  behalf  of the  applicable
Portfolio.

     SECTION 2.10 OWNERSHIP  CERTIFICATES  FOR TAX PURPOSES.  State Street shall execute  ownership and other  certificates  and  affidavits  for all federal and state tax purposes in connection  with receipt of income or other  payments with respect  to  domestic  securities  of  each  Portfolio  and in  connection  with transfers of securities.

     SECTION  2.11  PROXIES.  State  Street  shall,  with  respect  to  domestic securities  , cause to be  promptly  executed by the  registered  holder of such securities,  if the securities are registered  otherwise than in the name of the
Portfolio or a nominee of the Portfolio,  all proxies, without indication of the manner in which such proxies are to be voted,  and shall promptly deliver to the
Portfolio such proxies,  all proxy soliciting materials and all notices relating to such securities.

     SECTION 2.12 COMMUNICATIONS  RELATING TO PORTFOLIO  SECURITIES.  Subject to
the provisions of Section 2.3, State Street shall transmit  promptly to Fund for each Portfolio all written information  received by State Street from issuers of the securities  being held for the Portfolio with respect to Corporate  Actions, notices of  exercise  of call and put  options  written by Fund on behalf of the
Portfolio,  and the  maturity  of  futures  contracts  purchased  or sold by the
Portfolio.  With  respect  to tender or  exchange  offers,  State  Street  shall transmit  promptly to the  Portfolio all written  information  received by State
Street from  issuers of the  securities  whose  tender or exchange is sought and from the party (or its  agents)  making the  tender or  exchange  offer.  If the
Portfolio  desires to take  action with  respect to any  Corporate  Action,  the
Portfolio  shall  provide  Proper  Instruction  to State  Street at least  three business days prior to the date on which State Street is to take such action.

SECTION 3 PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

     SECTION 3.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Country  Risk" means all factors  reasonably  related to the  systemic  risk of holding Foreign Assets in a particular  country  including,  but not limited to, such  country's  political  environment,  economic and financial  infrastructure
(including  any  Eligible  Securities  Depository  operating  in  the  country), prevailing  or  developing  custody  and  settlement  practices,  and  laws  and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule
17f-5,  including a  majority-owned  or indirect  subsidiary  of a U.S. Bank (as defined in Rule 17f-5),  a bank holding company  meeting the  requirements of an
Eligible Foreign  Custodian (as set forth in Rule 17f-5 or by other  appropriate action of the SEC, or a foreign branch of a Bank (as defined in section  2(a)(5)
of the 1940 Act) meeting the  requirements of a custodian under section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities  Depository" has the meaning set forth in section (b)(1) of
Rule 17f-7.

"Foreign  Assets" means any of the Portfolios'  investments  (including  foreign currencies)  for which the primary  market is outside the United States and such cash and cash equivalents as are reasonably  necessary to effect the Portfolios'
transactions in such investments.

"Foreign  Custody  Manager" has the meaning set forth in section  (a)(3) of Rule
17f-5.

"Rule 17f-5" means Rule 17f-5 promulgated under the 1940 Act.

"Rule 17f-7" means Rule 17f-7 promulgated under the 1940 Act.

     SECTION 3.2 STATE STREET AS FOREIGN CUSTODY MANAGER

     3.2.1DELEGATION  TO STATE  STREET AS  FOREIGN  CUSTODY  MANAGER.  Fund,  by
          resolution  adopted by its Board,  hereby  delegates to State  Street, subject to section (b) of Rule 17f-5, the  responsibilities  set forth in this  Section 3.2 with  respect to Foreign  Assets held outside the
          United  States,  and State Street  hereby  accepts such  delegation as
          Foreign Custody Manager with respect to the Portfolios.

     3.2.2COUNTRIES  COVERED.  The Foreign  Custody Manager shall be responsible for performing the delegated  responsibilities defined below only with respect  to the  countries  and  custody  arrangements  for each  such country  listed on Schedule A, which list of countries  may be amended from time to time by Fund with the  agreement  of the Foreign  Custody
          Manager.  The  Foreign  Custody  Manager  shall list on Schedule A the
          Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios,  which list of Eligible Foreign
          Custodians may be amended from time to time in the sole  discretion of the Foreign Custody Manager.  The Foreign Custody Manager will provide amended  versions  of  Schedule A in  accordance  with  Section  3.2.5 hereof.

          Upon the receipt by the Foreign Custody Manager of Proper Instructions
          to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the  fulfillment  by Fund,  on behalf of the
          Portfolios,  of the applicable  account opening  requirements for such country,  the  Foreign  Custody  Manager  shall be deemed to have been delegated by the Board on behalf of the Portfolios  responsibility  as
          Foreign  Custody  Manager  with  respect to that  country  and to have accepted such delegation.  Execution hereof by Fund shall be deemed to be a Proper  Instruction  to open an account,  or to place or maintain
          Foreign  Assets,  in each country  listed on Schedule A in which State
          Street has  previously  placed or currently  maintains  Foreign Assets
          pursuant  to  the  terms  of  the  contract   governing   the  custody
          arrangement.  Following the receipt of Proper  Instructions  directing the Foreign  Custody  Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country,  the delegation by the Board on behalf of the
          Portfolios to State Street as Foreign Custody Manager for that country shall  be  deemed  to have  been  withdrawn  and  State  Street  shall immediately  cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

          The Foreign  Custody  Manager may withdraw its acceptance of delegated responsibilities  with  respect to a  designated  country upon written notice  to Fund.  Thirty  days (or such  longer  period  to which  the parties  agree in writing)  after  receipt of any such notice by Fund,
          State Street shall have no further  responsibility  in its capacity as
          Foreign  Custody  Manager to Fund with  respect  to the  country as to which State Street's acceptance of delegation is withdrawn.

     3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

     (a)  SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign  Custody  Manager may place and maintain the  Foreign  Assets  in the care of the  Eligible  Foreign  Custodian selected  by the Foreign  Custody  Manager in each  country  listed on
          Schedule A, as amended from time to time. In performing  its delegated responsibilities  as  Foreign  Custody  Manager  to place or  maintain
          Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody
          Manager  shall  determine  that the Foreign  Assets will be subject to reasonable  care,  based on the standards  applicable to custodians in the country in which the Foreign  Assets will be held by that Eligible
          Foreign  Custodian,  after  considering  all  factors  relevant to the safekeeping of such assets, including,  without limitation the factors specified in Rule 17f-5(c)(1).

     (b)  CONTRACTS  WITH  ELIGIBLE  FOREIGN  CUSTODIANS.  The  Foreign  Custody
          Manager  shall  determine  that the  contract  governing  the  foreign custody  arrangements with each Eligible Foreign Custodian selected by the Foreign  Custody  Manager  will satisfy the  requirements  of Rule
          17f-5(c)(2).

     (c)  MONITORING.  In  each  case  in  which  the  Foreign  Custody  Manager maintains Foreign Assets with an Eligible Foreign  Custodian  selected by the Foreign  Custody  Manager,  the Foreign  Custody  Manager shall establish a system to monitor (i) the  appropriateness  of maintaining the Foreign Assets with such Eligible  Foreign  Custodian and (ii) the contract governing the custody arrangements established by the Foreign
          Custody Manager with the Eligible Foreign Custodian.  In the event the
          Foreign Custody Manager determines that the custody  arrangements with
          an  Eligible   Foreign   Custodian  it  has  selected  are  no  longer
          appropriate,  the Foreign  Custody  Manager  shall notify the Board in accordance with Section 3.2.5 hereunder.

    3.2.4 GUIDELINES  FOR THE EXERCISE OF DELEGATED  AUTHORITY.  For purposes of this  Section 3.2,  the Board shall be deemed to have  considered  and determined  to accept such  Country Risk as is incurred by placing and maintaining  the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolios.

    3.2.5 REPORTING  REQUIREMENTS.  The Foreign Custody Manager shall report the withdrawal of the Foreign  Assets from an Eligible  Foreign  Custodian and the placement of such Foreign Assets with another Eligible Foreign
          Custodian by  providing to the Board an amended  Schedule A at the end of the calendar  quarter in which an  amendment  to such  Schedule has occurred.  The Foreign  Custody  Manager  shall make  written  reports notifying  the  Board of any  other  material  change  in the  foreign custody  arrangements of the Portfolios  described in this Section 3.2 after the occurrence of the material change.

    3.2.6 STANDARD  OF  CARE AS  FOREIGN  CUSTODY  MANAGER.  In  performing  the responsibilities  delegated to it, the Foreign  Custody Manager agrees to exercise  reasonable care,  prudence and diligence such as a person having  responsibility  for the  safekeeping  of assets of  management investment companies registered under the 1940 Act would exercise.

    3.2.7 REPRESENTATIONS  WITH  RESPECT  TO RULE  17F-5.  The  Foreign  Custody
          Manager  represents  to Fund  that it is a U.S.  Bank  as  defined  in section (a)(7) of Rule 17f-5. Fund represents to State Street that the
          Board has  determined  that it is reasonable  for the Board to rely on
          State Street to perform the responsibilities delegated pursuant hereto to State Street as the Foreign Custody Manager of the Portfolios.

    3.2.8 EFFECTIVE  DATE  AND  TERMINATION  AS  FOREIGN  CUSTODY  MANAGER.  The
          Board's  delegation to State Street as Foreign  Custody Manager of the
          Portfolios  shall be  effective as of the date hereof and shall remain in effect until terminated at any time,  without  penalty,  by written notice  from  the  terminating  party  to the  non-terminating  party.
          Termination  will become  effective  thirty (30) days after receipt by the  non-terminating  party of such notice.  The provisions of Section
          3.2.2 hereof shall govern the  delegation to and  termination of State
          Street as Foreign  Custody  Manager of the Portfolios  with respect to designated countries.

     SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

    3.3.1 ANALYSIS AND  MONITORING.  State Street shall (a) provide Fund (or its duly-authorized  investment  manager or  investment  advisor)  with an analysis of the custody risks associated with maintaining  assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section  (a)(1)(i)(A)  of Rule 17f-7,  and (b) monitor such risks on a continuing  basis,  and  promptly  notify Fund (or its duly-authorized  investment  manager  or  investment  advisor)  of any material change in such risks, in accordance with section (a)(1)(i)(B)
          of Rule 17f-7.

    3.3.2 STANDARD OF CARE.  State Street  agrees to exercise  reasonable  care, prudence and diligence in  performing  the duties set forth in Section
          3.3.1.

SECTION 4 DUTIES WITH RESPECT TO PROPERTY HELD OUTSIDE THE UNITED STATES

     SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the capitalized terms set forth below shall have the indicated meanings:

"Foreign  Securities System" means an Eligible  Securities  Depository listed on
Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an
Eligible Foreign Custodian.

         SECTION 4.2 HOLDING SECURITIES. State Street shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign
Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolios, with any Foreign
Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (1) the records of State
Street with respect to foreign securities which are maintained in such account shall identify those securities as belonging to the Portfolios and (2), to the extent permitted and customary in the market in which the account is maintained,
State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

     SECTION  4.3  FOREIGN  SECURITIES  SYSTEMS.  Foreign  securities  shall  be maintained  in a Foreign  Securities  System  in a  designated  country  through arrangements  implemented  by  State  Street  or  a  Foreign  Sub-Custodian,  as
applicable,  in such country.  (Foreign.  Securities Systems and U.S. Securities
Systems are collectively referred to herein as "Securities Systems").

     SECTION 4.4 TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT

    4.4.1 DELIVERY OF FOREIGN  ASSETS.  State Street or a Foreign  Sub-Custodian
          shall release and deliver  foreign  securities held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon  receipt  of Proper  Instructions,  which may be  continuing instructions when deemed  appropriate by the parties,  and only in the following cases:

          (a)  upon the sale of such  foreign  securities  for the  Portfolio in accordance with  commercially  reasonable  market practice in the country  where  such  foreign  securities  are  held  or  traded, including,  without limitation:  (i) delivery against expectation of  receiving  later  payment;  or  (ii)  in the  case  of a sale effected through a Foreign  Securities System, in accordance with the rules  governing  the  operation  of the  Foreign  Securities
               System;

          (b)  in connection  with any repurchase  agreement  related to foreign securities;

          (c)  to the  depository  agent  in  connection  with  tender  or other similar offers for foreign securities;

          (d)  to the issuer  thereof or its agent when such foreign  securities are called, redeemed, retired or otherwise become payable;

          (e)  to the issuer thereof,  or its agent,  for transfer into the name
               of  State  Street  (or  the  name  of  the   respective   Foreign
               Sub-Custodian  or of any nominee of State  Street or such Foreign
               Sub-Custodian)  or for exchange for a different  number of bonds, certificates  or other evidence  representing  the same aggregate face amount or number of units;

          (f)  to  brokers,   clearing  banks  or  other  clearing   agents  for
               examination or trade  execution in accordance with market custom;
               provided  that in any such case the Foreign  Sub-Custodian  shall have no responsibility or liability for any loss arising from the delivery of such securities  prior to receiving  payment for such securities  except as may arise from the Foreign  Sub-Custodian's own negligence or willful misconduct;

          (g)  for  exchange  or  conversion  pursuant  to any  plan of  merger, consolidation,  recapitalization,  reorganization or readjustment of the securities of the issuer of such  securities,  or pursuant to provisions for  conversion  contained in such  securities,  or pursuant to any deposit agreement;

          (h)  in the case of warrants,  rights or similar  foreign  securities, the surrender thereof in the exercise of such warrants, rights or similar  securities  or the  surrender  of  interim  receipts  or temporary securities for definitive securities;

          (i)  for delivery as security in connection  with any borrowing by the
               Portfolios requiring a pledge of assets by the Portfolios;

          (j)  in  connection  with  trading in options and  futures  contracts, including delivery as original margin and variation margin;

          (k)  in connection with the lending of foreign securities; and

          (l)  for  any  other   purpose,   but  only  upon  receipt  of  Proper
               Instructions  specifying  the foreign  securities to be delivered and  naming  the  person  or  persons  to whom  delivery  of such securities shall be made.

    4.4.2 PAYMENT OF  PORTFOLIO  MONIES.  Upon  receipt of Proper  Instructions, which may be continuing  instructions  when deemed  appropriate by the parties,  State Street shall pay out, or direct the respective Foreign
          Sub-Custodian or the respective  Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

          (a)  upon the purchase of foreign securities for the Portfolio, unless otherwise  directed  by Proper  Instructions,  by (i)  delivering money to the seller thereof or to a dealer  therefor (or an agent for such seller or dealer) against expectation of receiving later delivery  of such  foreign  securities;  or (ii) in the case of a
               purchase  effected  through  a  Foreign   Securities  System,  in
               accordance with the rules governing the operation of such Foreign
               Securities System;

          (b)  in  connection  with the  conversion,  exchange or  surrender  of foreign securities;

          (c)  for the payment of any  expense or  liability  of the  Portfolio, including  but not limited to the following  payments:  interest, taxes,  investment  advisory  fees,  transfer  agency fees,  fees hereunder,  legal  fees,  accounting  fees,  and other  operating expenses;

          (d)  for the purchase or sale of foreign  exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

          (e)  in  connection  with  trading in options and  futures  contracts, including delivery as original margin and variation margin;

          (f)  for payment of part or all of the  dividends  received in respect of securities sold short;

          (g)  in   connection   with  the   borrowing  or  lending  of  foreign
               securities; and

          (h)  for  any  other   purpose,   but  only  upon  receipt  of  Proper
               Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

    4.4.3 MARKET  CONDITIONS.   Notwithstanding  any  provision  hereof  to  the
          contrary,  settlement and payment for Foreign Assets  received for the account of the Portfolios  and delivery of Foreign  Assets  maintained for the account of the Portfolios  may be effected in accordance  with the customary  established  securities trading or processing practices and  procedures  in the  country  or market  in which the  transaction occurs,  including,  without limitation,  delivering Foreign Assets to the  purchaser  thereof or to a dealer  therefor (or an agent for such purchaser or dealer) with the  expectation of receiving  later payment for such Foreign Assets from such purchaser or dealer.

          State Street shall provide to the Board the  information  with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian  described on Schedule C hereto at the time or times set forth on such  Schedule.  State  Street  may  revise
          Schedule C from time to time,  provided  that no such  revision  shall result in the Board being provided with substantively less information than had been previously provided hereunder.

     SECTION 4.5  REGISTRATION  OF FOREIGN  SECURITIES.  The foreign  securities maintained  in  the  custody  of a  Foreign  Sub-Custodian  (other  than  bearer securities)  shall be registered in the name of the  applicable  Portfolio or in the name of State Street or in the name of any Foreign  Sub-Custodian  or in the name of any  nominee  of the  foregoing,  and Fund on behalf  of such  Portfolio agrees  to hold any such  nominee  harmless  from any  liability  as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept  securities on behalf of a Portfolio  under the terms hereof  unless  the form of such  securities  and the  manner in which  they are delivered are in accordance with reasonable market practice.

     SECTION 4.6 BANK  ACCOUNTS.  State  Street  shall  identify on its books as belonging  to Fund cash  (including  cash  denominated  in  foreign  currencies)
deposited with State Street. Where State Street is unable to maintain, or market practice  does not  facilitate  the  maintenance  of, cash on the books of State
Street,  a bank account or bank accounts shall be opened and maintained  outside the United  States on behalf of a Portfolio  with a Foreign  Sub-Custodian.  All accounts  referred to in this Section shall be subject only to draft or order by
State Street (or, if applicable,  such Foreign Sub-Custodian) acting pursuant to the terms  hereof to hold cash  received  by or from or for the  account  of the
Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

     SECTION  4.7  COLLECTION  OF  INCOME.  State  Street  shall use  reasonable commercial  efforts to collect all income and other payments with respect to the
Foreign  Assets held  hereunder  to which the  Portfolios  shall be entitled and shall credit such income,  as collected,  to the  applicable  Portfolio.  In the event that extraordinary  measures are required to collect such income, Fund and
State Street shall  consult as to such measures and as to the  compensation  and expenses of State Street relating to such measures.

     SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, State Street will use reasonable  commercial efforts to  facilitate  the  exercise of voting and other  shareholder  rights,  subject always to the laws,  regulations and practical constraints that may exist in the
country  where  such  securities  are  issued.   Fund  acknowledges  that  local
conditions,  including lack of regulation,  onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of Fund to exercise shareholder rights.

     SECTION 4.9  COMMUNICATIONS  RELATING TO FOREIGN  SECURITIES.  State Street
shall transmit  promptly to Fund written  information  with respect to Corporate
Actions received by State Street via the Foreign  Sub-Custodians from issuers of the  foreign  securities  being  held for the  account of the  Portfolios.  With respect to tender or exchange  offers,  State Street shall transmit  promptly to
Fund written  information  with respect to materials so received by State Street from  issuers of the foreign  securities  whose  tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. State Street shall not be liable for any untimely  exercise of any action,  right or power in connection  with a Corporate  Action  unless (1) State Street or the  respective
Foreign  Sub-Custodian  is in actual  possession  of such foreign  securities or property and (2) State Street  receives Proper  Instructions  with regard to the
Corporate Action,  and both (1) and (2) occur at least three business days prior to the date on which State  Street is to take  action to exercise  such right or power.

     SECTION 4.10 LIABILITY OF FOREIGN  SUB-CUSTODIANS.  Each agreement pursuant to which  State  Street  employs a Foreign  Sub-Custodian  shall,  to the extent possible,  require the Foreign  Sub-Custodian to exercise reasonable care in the performance of its duties,  and to indemnify,  and hold  harmless,  State Street from and against any loss, damage, cost, expense, liability or claim arising out of or in  connection  with  the  Foreign  Sub-Custodian's  performance  of  such obligations.  At  Fund's  election,  the  Portfolios  shall  be  entitled  to be subrogated  to the rights of State Street with  respect to any claims  against a
Foreign  Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the  Portfolios  have not been made whole for any such loss, damage, cost, expense, liability or claim.

     SECTION  4.11  TAX  LAW.  State  Street  shall  have no  responsibility  or liability for any obligations  now or hereafter  imposed on Fund, the Portfolios or State  Street as  custodian  of the  Portfolios  by the tax law of the United
States  or of any  state  or  political  subdivision  thereof.  It  shall be the responsibility of Fund to notify State Street of the obligations imposed on Fund with respect to the Portfolios or State Street as custodian of the Portfolios by the tax law of  countries  other than  those  mentioned  in the above  sentence, including  responsibility for withholding and other taxes,  assessments or other governmental  charges,  certifications  and  governmental  reporting.  The  sole responsibility  of State  Street  with  regard  to such tax law  shall be to use reasonable  efforts to assist Fund with  respect to any claim for  exemption  or refund  under  the tax  law of  countries  for  which  Fund  has  provided  such information.

     SECTION 4.12  LIABILITY OF STATE  STREET.  State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with  respect to  sub-custodians  generally  herein and,  regardless  of whether assets are  maintained  in the custody of a Foreign  Sub-Custodian  or a Foreign
Securities System,  State Street shall not be liable for any loss, damage, cost, expense,  liability  or claim  resulting  from  nationalization,  expropriation, currency restrictions,  or acts of war or terrorism, or any other loss where the
Sub-Custodian has otherwise acted with reasonable care.

SECTION 5 PAYMENTS FOR SALES OR  REPURCHASES  OR  REDEMPTIONS  OF SHARES.  State
Street shall  receive from the  distributor  for the Shares or from the Transfer
Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by Fund.  State
Street will provide timely notification to Fund on behalf of each such Portfolio and the  Transfer  Agent of any  receipt  by it of  payments  for Shares of such
Portfolio.

From such funds as may be available for the purpose,  State Street  shall,  upon receipt of  instructions  from the  Transfer  Agent,  make funds  available  for payment to holders of Shares who have  delivered to the Transfer Agent a request for redemption or repurchase of their Shares.  In connection with the redemption or repurchase of Shares, State Street is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming  shareholders.  In connection with the redemption or repurchase of Shares,  State Street shall honor checks drawn on State Street by a holder of
Shares,  which checks have been furnished by Fund to the holder of Shares,  when presented to State Street in accordance with such procedures and controls as are mutually agreed upon from time to time between Fund and State Street.

SECTION 6 PROPER  INSTRUCTIONS.  Proper  Instructions  as used  throughout  this
Agreement  means a writing  signed or initialed by one or more person or persons as the Board shall have from time to time  authorized.  Each such writing  shall set forth the specific transaction or type of transaction involved,  including a specific  statement  of the  purpose for which such  action is  requested.  Oral instructions will be considered  Proper  Instructions if State Street reasonably believes  them  to  have  been  given  by  a  person  authorized  to  give  such instructions with respect to the transaction involved. Fund shall cause all oral instructions  to be  confirmed  in  writing.  Proper  Instructions  may  include
communications  effected  directly  between   electro-mechanical  or  electronic
devices,  provided that Fund and State Street agree to security procedures.  For purposes  of  this  Section,  Proper  Instructions  shall  include  instructions received by State Street pursuant to any  three-party  agreement that requires a segregated asset account in accordance with Section 2.9 and  instructions  given by Fund pursuant to the Funds Transfer Operating Guidelines attached hereto.

SECTION 7 ACTIONS PERMITTED WITHOUT EXPRESS  AUTHORITY.  State Street may in its
discretion,  without  express  authority from Fund on behalf of each  applicable
Portfolio:  (1) make payments to itself or others for minor expenses of handling securities  or other similar items  relating to its duties  hereunder,  provided that  all  such  payments  shall  be  accounted  for to  Fund on  behalf  of the
Portfolio;  (2)  surrender  securities  in  temporary  form  for  securities  in definitive  form;  (3) endorse  for  collection,  in the name of the  Portfolio, checks, drafts and other negotiable  instruments;  and (4) in general, attend to
all   non-discretionary   details  in  connection   with  the  sale,   exchange,
substitution,  purchase,  transfer and other  dealings with the  securities  and property of the Portfolio except as otherwise directed by the Board.

SECTION 8 DUTIES WITH RESPECT TO ACCOUNTS  AND RECORDS.  State Street shall with respect to each  Portfolio  create and  maintain  all  records  relating  to the activities and obligations  under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section
31 thereof and Rules 31a-1 and 31a-2  thereunder.  All such records shall be the property  of Fund and shall at all times  during the regular  business  hours of
State Street be open for inspection by duly  authorized  officers,  employees or agents of the Fund and employees and agents of the SEC.

SECTION 9 OPINION OF FUND'S INDEPENDENT ACCOUNTANT.  State Street shall take all reasonable action, as Fund on behalf of each applicable  Portfolio may from time to time  request,  to obtain from year to year  favorable  opinions  from Fund's independent  accountants with respect to its activities  hereunder in connection with the preparation of Fund's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 10 REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS. State Street shall provide  Fund,  on behalf of each of the  Portfolios  at such  times as Fund may reasonably  require,  with  reports by  independent  public  accountants  on the accounting system,  internal  accounting control and procedures for safeguarding securities,  futures  contracts  and  options  on futures  contracts,  including securities deposited and/or maintained in any Securities System, relating to the services  provided  by  State  Street  hereunder;  such  reports,  shall  be  of sufficient scope and in sufficient detail, as may reasonably be required by Fund to  provide  reasonable  assurance  that  any  material  inadequacies  would  be disclosed  by such  examination,  and,  if there are no such  inadequacies,  the reports shall so state.

SECTION 11  COMPENSATION  OF STATE  STREET.  State  Street  shall be entitled to reasonable  compensation  for its services and expenses as custodian,  as agreed upon from time to time between Fund on behalf of each  applicable  Portfolio and
State Street.

SECTION 12  RESPONSIBILITY OF STATE STREET. So long as and to the extent that it is in the exercise of reasonable  care, State Street shall not be responsible or liable for, and Fund shall  indemnify  and hold State Street  harmless  from and against, any and all costs, expenses,  losses,  damages,  charges,  counsel fees
(including without limitation,  disbursements and the allocable cost of in-house counsel),  payments and liabilities which may be asserted against or incurred by
State Street or for which State Street may be held to be liable,  arising out of or attributable to:

     1)   The  purchase  or sale of any  assets or foreign  currency  positions.
          Without  limiting the  generality  of the  foregoing,  State Street is under no duty or  obligation  to inquire  into the title,  validity or genuineness  of any property or evidence of title thereto  received by it or delivered by it pursuant hereto;

     2)   State Street's action upon any notice, request,  consent,  certificate or other instrument  reasonably believed by it to be genuine and to be
          signed  by  the  proper  party  or  parties,   including  any  futures
          commission  merchant  acting  pursuant  to the terms of a  three-party futures or options  agreement.  State  Street may receive and accept a copy  of a  resolution  certified  by the  Secretary  or an  Assistant
          Secretary of Fund ("Certified  Resolution") as conclusive evidence (a)
          of  the  authority  of any  person  to act  in  accordance  with  such resolution or (b) of any  determination  or of any action by the Board as described in such resolution, and such resolution may be considered as in full force and effect  until  receipt by State Street of written notice to the contrary;

     3)   State  Street's  action  or  omission  to act in  good  faith  without negligence,  including, without limitation,  acting in accordance with any Proper  Instruction;  and provided  further that in no event shall
          State Street by liable for indirect, special or consequential damages;

     4)   State  Street's  action or failure to act in good faith  reliance upon advice of counsel (who may be counsel for Fund) on all matters,  or on the instruction,  notice, request,  consent,  advice,  representation, warranty or  statements  of any officer or employee of Fund, or Fund's accountants or other authorized individuals.  State Street may receive and accept a copy of an instruction of Fund as conclusive evidence (a)
          of  the  authority  of any  person  to act  in  accordance  with  such instruction  and (b) of any  determination  or of any  action  by said party,  in  each  case  as  described  in such  instruction  and  such instruction  may be  considered  as in full  force  and  effect  until receipt by State Street of written notice to the contrary;

     5)   Any loss,  liability,  claim or  expense  resulting  from or caused by anything  which is part of  Country  Risk (as  defined  in  Section  3 hereof), including without limitation nationalization,  expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

     6)   Except as may arise  from State  Street's  own  negligence  or willful misconduct or the negligence or willful  misconduct of a sub-custodian or agent,  the  failure  or delay in  performance  of its  obligations hereunder  resulting  from or caused by;  (a) events or  circumstances beyond the reasonable  control of State Street or any sub-custodian or
          Securities  System or any agent or  nominee  of any of the  foregoing,
          including,   without  limitation,  the  interruption,   suspension  or
          restriction  of trading on or the  closure of any  securities  market, power or other mechanical or technological  failures or interruptions,
          computer  viruses  or  communications  disruptions,   work  stoppages,
          natural disasters, or other similar events or acts; (b) errors by Fund or its  duly-authorized  investment  manager or investment  advisor in their  instructions  to State Street provided such  instructions  have
          been  in  accordance   with  this   Agreement;   (c)  the  bankruptcy,
          insolvency,  or receivership of any sub-custodian;  (d) the insolvency of or acts or  omissions  by a  Securities  System;  (e) any  delay or failure of any broker,  agent or  intermediary,  central bank or other commercially  prevalent payment or clearing system to deliver to State
          Street's  sub-custodian  or  agent  securities  purchased  or  in  the remittance or payment made in connection with securities sold; (f) any delay or failure of any company,  corporation, or other body in charge of registering or transferring securities in the name of State Street,
          Fund,  State  Street's  sub-custodians,  nominees  or  agents  or  any consequential  losses arising out of such delay or failure to transfer such securities including  non-receipt of bonus,  dividends and rights and other  accretions or benefits;  (g) delays or inability to perform its duties due to any disorder in market  infrastructure  with respect to any particular security or Securities System; and (h) any provision of any  present  or future  law or  regulation  or order of the United
          States of America,  or any state  thereof,  or any other  country,  or
          political   subdivision   thereof   or  of  any  court  of   competent
          jurisdiction.

     7)   State Street's payment of money as requested by Fund, or the taking of any action which may, in the opinion of State Street,  result in State
          Street or its nominee  assigned to Fund or the Portfolio  being liable for the payment of money or incurring liability of some other form. As a prerequisite to requiring State Street to take such action,  Fund on behalf of the Portfolio shall provide  indemnity to State Street in an amount and form satisfactory to it. If Fund requires State Street, its affiliates,  subsidiaries or agents, to advance cash or securities for any  purpose  (including  but not limited to  securities  settlements, foreign  exchange  contracts and assumed  settlement)  or in the event that State Street or its nominee shall incur or be assessed any taxes, charges,  expenses,  assessments,  claims or liabilities in connection with the performance of this Agreement,  except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful  misconduct,  any property at any time held for the account of the applicable  Portfolio  shall be security  therefor and should Fund fail to repay State Street promptly, State Street shall be entitled to utilize  available cash and to dispose of such  Portfolio's  assets to the extent necessary to obtain reimbursement.

     8)   Any error, omission, inaccuracy or other deficiency in any Portfolio's accounts and records or other information  provided to State Street by or on behalf of a  Portfolio,  or the failure of Fund to  provide,  or provide in a timely  manner,  any accounts,  records,  or  information needed by State Street to perform its duties hereunder.

SECTION 13 TERM AND TERMINATION. This Agreement shall become effective as of its execution,  shall  continue  in  full  force  and  effect  until  terminated  as hereinafter  provided,  may be  amended at any time by mutual  agreement  of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed,  postage  prepaid to the other party,  such  termination to take effect not sooner  than sixty (60) days after the date of such  delivery or mailing;  provided,  that Fund on behalf of one or more of the Portfolios may at any time by action of its Board (1) substitute another bank or trust company for
State  Street  by giving  notice  as  described  above to State  Street,  or (2)
immediately  terminate  this  Agreement  in the  event of the  appointment  of a conservator  or receiver for State Street by the  Comptroller of the Currency or
upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction. Upon termination hereof:

     1)   Fund on behalf of each applicable  Portfolio shall pay to State Street such compensation as may be due as of the date of such termination and shall  likewise  reimburse  State  Street for its costs,  expenses and
          disbursements,   and   designate  a  successor   custodian  by  Proper
          Instruction.

     2)   Upon  payment  of all sums due to it from  Fund,  State  Street  shall deliver to the successor custodian at the office of State Street, duly endorsed  and in  the  form  for  transfer,  all  securities  of  each applicable  Portfolio  then held by it hereunder and shall transfer to an account of the successor  custodian  all of the  securities of each such Portfolio held in a Securities System.

In the event that no successor  custodian  has been  designated on or before the date when such termination shall become effective,  then State Street shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection,  having an aggregate capital, surplus, and undivided profits, as  shown by its last  published  report,  of not  less  than  $25,000,000,  all securities,  funds and other  properties  held by State Street on behalf of each applicable  Portfolio and all instruments  held by State Street relative thereto and all  other  property  held by it  hereunder  on  behalf  of each  applicable
Portfolio,  and to transfer to an account of such successor custodian all of the securities of each such  Portfolio held in any  Securities  System.  Thereafter, such bank or trust company shall be the successor of State Street hereunder.

In the event that  accounts,  records,  securities,  funds and other  properties remain in the  possession of State Street after the date of  termination  hereof owing to failure of Fund to  designate a successor  or  otherwise,  State Street shall be entitled to fair  compensation  for its services  during such period as
State Street retains possession of such accounts, records, securities, funds and
other  properties  and  the  provisions   hereof  relating  to  the  duties  and
obligations of State Street shall remain in full force and effect.

SECTION 14 GENERAL

     SECTION 14.1 INTERPRETIVE AND ADDITIONAL PROVISIONS. In connection with the operation hereof, State Street and Fund on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions  hereof as may in their joint opinion be consistent  with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed  hereto,  provided that no such  interpretive or additional  provisions  shall contravene any applicable federal or state  regulations  or any provision of the governing  documents.  No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     SECTION 14.2 ADDITIONAL PORTFOLIOS.  In the event that Fund establishes one or more additional  series with respect to which it desires to have State Street render  services as custodian  under the terms hereof,  it shall so notify State
Street in writing,  and if State Street  agrees to provide such  services,  such series shall become a Portfolio hereunder.

     SECTION 14.3  MASSACHUSETTS LAW TO APPLY. This Agreement shall be construed and the provisions thereof  interpreted under and in accordance with laws of The
Commonwealth of Massachusetts.

     SECTION 14.4 PRIOR AGREEMENTS. This Agreement supersedes and terminates, as of the date hereof,  all prior agreements  between Fund on behalf of each of the
Portfolios and State Street relating to the custody of Fund's assets.

     SECTION 14.5 NOTICES. Any notice,  instruction or other instrument required to be given  hereunder  may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To Fund:                                To State Street:

*[FUND NAME]                            STATE STREET BANK AND TRUST COMPANY
*[address]                              801 Pennsylvania Avenue
                                        Kansas City, MO  64105
Attention: [contact]                    Attention: Vice President, Custody
Telephone: *                            Telephone: 816-871-4100
Telecopy: *                             Telecopy: 816-871-9648

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting,  in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been  received at the next time after  delivery  when normal  business hours  commence and in the case of cable,  telex or telecopy on the  business  day after the  receipt  thereof.  Evidence  that the  notice  was properly  addressed,  stamped and put into the post shall be conclusive evidence of posting.

     SECTION 14.6  REPRODUCTION OF DOCUMENTS.  This Agreement and all schedules, addenda,  exhibits,  attachments and amendments  hereto may be reproduced by any photographic,  photostatic,  microfilm,  micro-card,  miniature  photographic or other  similar  process.  The  parties  hereto  all/each  agree  that  any  such reproduction  shall be  admissible  in  evidence as the  original  itself in any judicial  or  administrative  proceeding,  whether  or not  the  original  is in existence  and  whether  or not  such  reproduction  was  made by a party in the regular  course of  business,  and that any  enlargement,  facsimile  or further reproduction of such reproduction shall likewise be admissible in evidence.

     SECTION 14.7 REMOTE ACCESS SERVICES  ADDENDUM.  State Street and Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

     SECTION  14.8  ASSIGNMENT.  Except  as  otherwise  set forth  herein,  this
Agreement may not be assigned by either party without the written consent of the other.

     SECTION  14.9  COUNTERPARTS.  This  Agreement  may be  executed  in several counterparts,  each of which  shall be  deemed to be an  original,  and all such counterparts taken together shall constitute but one and the same Agreement.

     SECTION  14.10  SEVERABILITY.   If  any  provision  in  this  Agreement  is
determined  to be  invalid,  illegal,  in  conflict  with  any law or  otherwise unenforceable,  the remaining provisions hereof will be considered severable and will not be affected thereby,  and every remaining  provision hereof will remain in full force and effect  and will  remain  enforceable  to the  fullest  extent permitted by applicable law.

     SECTION 14.11 SHAREHOLDER  COMMUNICATIONS ELECTION. SEC Rule 14b-2 requires banks which hold  securities for the account of customers to respond to requests by issuers of  securities  for the names,  addresses  and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly  objected to disclosure  of this  information.  In order to comply with the rule,  State Street needs Fund to indicate  whether it authorizes State
Street to  provide  Fund's  name,  address,  and share  position  to  requesting companies  whose  securities  Fund owns. If Fund tells State Street "no",  State
Street will not provide this information to requesting companies.  If Fund tells
State Street "yes" or does not check either "yes" or "no" below, State Street is required  by the  rule  to  treat  Fund  as  consenting  to  disclosure  of this information  for  all  securities  owned  by  Fund  or  any  funds  or  accounts established  by Fund. For Fund's  protection,  the Rule prohibits the requesting company from using Fund's name and address for any purpose other than  corporate communications.  Please  indicate  below  whether  Fund  consents  or objects by checking one of the alternatives below.

     YES [ ] State Street is authorized  to release  Fund's name,  address,  and share positions.

     NO [X] State Street is not authorized to release Fund's name, address,  and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative effective as of the day and year first written above.

*[FUND NAME]                           FUND SIGNATURE ATTESTED TO BY:

By: _________________________          By:      ____________________

Name: _______________________          Name:    ____________________

Title: ______________________          Title:   *[secretary/ass't secretary]
                                                ---------------------------

STATE STREET BANK AND TRUST COMPANY    SIGNATURE ATTESTED TO BY:

By: _________________________          By:      ____________________

Name: _______________________          Name:    ____________________

Title: ______________________          Title:   ____________________

                         REMOTE ACCESS SERVICES ADDENDUM
                       To Custody Agreement by and between
     State Street Bank and Trust Company and Gold Bank Funds dated ________

State Street has developed proprietary  accounting  and other  systems,  and has acquired licenses for other such systems,  which it utilizes in conjunction with the services we provide to you (the  "Systems").  In this  regard,  we maintain  certain  information in databases under our control and ownership that we make  available  on a remote  basis to our  customers  (the "Remote
     Access Services").

     The  Services.  This  addendum  shall  govern use of all Systems that State
Street  may from time to time  agree to  provide  you,  the  Customer,  and your designated investment advisors, consultants or other third parties authorized by
State  Street  who  agree to abide by the  terms of this  Addendum  ("Authorized
Designees")  in order to  provide  Remote  Access  Services  for the  purpose of obtaining and analyzing reports and information.

     Security  Procedures.  You agree to comply,  and to cause  your  Authorized
Designees to comply,  with remote access operating  standards and procedures and with  user  identification  or other  password  control  requirements  and other security  procedures  as may be issued from time to time by State Street for use of the Systems  and access to the Remote  Access  Services.  You agree to advise
State Street  immediately  in the event that you learn or have reason to believe that any  person to whom you have  given  access to the  Systems  or the  Remote
Access  Services has  violated or intends to violate the terms of this  Addendum and you  will  cooperate  with  State  Street  in  seeking  injunctive  or other equitable relief.  You agree to discontinue use of the Systems and Remote Access
Services, if requested, for any security reasons cited by State Street.

     Fees.  Fees and  charges (if any) for the use of the Systems and the Remote
Access  Services  and  related  payment  terms  shall be as set forth in the fee schedule in effect from time to time between the parties  (the "Fee  Schedule").
You shall be responsible  for any tariffs,  duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this  Agreement,  including,  without  limitation,  federal,  state and local taxes,  use,  value  added and  personal  property  taxes  (other  than  income, franchise  or  similar  taxes  which may be imposed or  assessed  against  State
Street).  Any  claimed  exemption  from such  tariffs,  duties or taxes shall be supported by proper documentary evidence delivered to State Street.

     Proprietary  Information/Injunctive  Relief.  The Systems and Remote Access
Services and the databases,  computer programs,  screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know-how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to you by State Street as part of the Remote Access Services and through the use of the Systems and all copyrights,  patents, trade secrets and other proprietary rights of State Street and its  relevant  licensors  related  thereto are the  exclusive,  valuable and confidential property of State Street and its relevant licensors,  as applicable
(the  "Proprietary  Information").  You  agree on behalf  of  yourself  and your
Authorized  Designees to keep the Proprietary  Information  confidential  and to limit access to your employees and Authorized Designees (under a similar duty of confidentiality)  who require  access to the Systems for the purposes  intended.
The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

     You agree to use the Remote Access  Services  only in  connection  with the proper  purposes of this  Addendum.  You will not, and will cause your employees and  Authorized  Designees not to, (i) permit any third party to use the Systems or the Remote Access  Services,  (ii) sell,  rent,  license or otherwise use the
Systems or the Remote Access  Services in the  operation of a service  bureau or for any purpose other than as expressly  authorized  under this Addendum,  (iii)
use the  Systems  or the Remote  Access  Services  for any fund,  trust or other investment  vehicle without the prior written  consent of State Street,  or (iv)
allow or cause  any  information  transmitted  from  State  Street's  databases, including data from third party sources, available through use of the Systems or the Remote Access Services,  to be redistributed or retransmitted for other than use for or on behalf of yourself, as our Customer.

     You agree that neither you nor your  Authorized  Designees  will modify the
Systems in any way, enhance or otherwise create  derivative works based upon the
Systems, nor will you or your Authorized  Designees reverse engineer,  decompile or  otherwise  attempt  to  secure  the  source  code for all or any part of the
Systems.

You acknowledge  that the disclosure of any Proprietary  Information,  or of any information  which at law or  equity  ought to  remain  confidential,  will
     immediately  give  rise  to  continuing   irreparable  injury  inadequately
     compensable  in damages at law, and that State Street and its licensor,  if applicable, shall be entitled to obtain immediate injunctive relief against the breach or threatened  breach of any of the foregoing  undertakings,  in addition to any other legal remedies which may be available.

     Limited  Warranties.  State Street  represents and warrants that it has the right to grant access to the Systems and to provide the Remote  Access  Services contemplated herein.  Because of the nature of computer information  technology, including  but not  limited to the use of the  Internet,  and the  necessity  of relying upon third-party sources, and data and pricing information obtained from third parties,  the Systems and Remote Access Services are provided "AS IS", and you and your Authorized Designees shall be solely responsible for the investment decisions,  results obtained,  regulatory reports and statements  produced using the Remote Access Services.  State Street and its relevant licensors will not be liable to you or your Authorized Designees for any direct or indirect,  special, incidental,  punitive  or  consequential  damages  arising  out of or in any way connected with the Systems or the Remote Access Services, nor shall either party be responsible for delays or  nonperformance  under this Addendum arising out of any cause or event beyond such party's control.

               EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM,  STATE STREET FOR
               ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL
               WARRANTIES  CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED
               HEREUNDER,   WHETHER  EXPRESS  OR  IMPLIED,   INCLUDING   WITHOUT
               LIMITATION  ANY  WARRANTY  OF  MERCHANTIBILITY  OR FITNESS  FOR A
               PARTICULAR PURPOSE.

     Infringement.  State Street will defend or, at our option, settle any claim or action  brought  against you to the extent that it is based upon an assertion that access to any proprietary System developed and owned by State Street or use of the Remote Access Services through any such  proprietary  System by you under this Addendum  constitutes  direct  infringement  of any United States patent or copyright or misappropriation of a trade secret,  provided that you notify State
Street  promptly in writing of any such claim or proceeding  and cooperate  with
State  Street  in the  defense  of such  claim or  proceeding.  Should  any such proprietary  System or the Remote Access Services  accessed  thereby or any part thereof become, or in State Street's opinion be likely to become, the subject of a claim of  infringement  or the like  under the  patent or  copyright  or trade secret laws of the United  States,  State Street shall have the right,  at State
Street's  sole option,  to (i) procure for you the right to continue  using such
System or Remote Access  Services,  (ii) replace or modify such System or Remote
Access  Services  so that the  System  or the  Remote  Access  Services  becomes noninfringing,  or (iii) terminate  access to the Remote Access Services without further obligation.

     Termination.  Either  party  may  terminate  access  to the  Remote  Access
Services (i) for any reason by giving the other party at least  one-hundred  and eighty (180) days' prior written  notice in the case of notice of termination by
State  Street to you or thirty (30) days'  notice in the case of notice from you to State Street of  termination,  or (ii)  immediately  for failure of the other party to comply with any material  term and  condition of the Addendum by giving the other party written notice of termination. In the event of termination,  you will return to State Street all Proprietary Information in your possession or in the  possession of your  Authorized  Designees.  The foregoing  provisions  with respect to  confidentiality  and  infringement  will survive  termination  for a period of three (3) years.

     Miscellaneous.  Except as  provided  in the next  sentence,  this  Addendum constitutes our entire  understanding  with respect to access to the Systems and the Remote Access  Services.  If any State Street  custody,  accounting or other services  agreement with you contains terms and conditions  relating to computer systems  or data  access,  this  Addendum  shall  constitute  an  amendment  and supplement  to  them,  and in the  event  of any  inconsistency  the  provisions providing  the greatest  benefit to State Street shall  control.  This  Addendum cannot be modified or altered  except in a writing  duly  executed by both of us and  shall be  governed  by and  construed  in  accordance  with the laws of the
Commonwealth of Massachusetts.

CONFIRMED AND AGREED:

Gold Bank Funds
----------------------
       (Name of Customer)

By:    _____________________________

Name:  P. Bradley Adams

Title: Chief Financial Officer

Date:  _____________________________
Schedule A
-----------------------------------------------------

Schedule B
----------

Schedule C
----------

FTOP
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 ..\Price Source\Price Source matrix daily val.doc
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 ..\Data Access\Addendum.doc
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